Exhibit 21
CORPORATE DIRECTORY
Our consolidated subsidiaries and affiliated companies as of June 30, 2009 are:
Consolidated Subsidiaries of Kennametal Inc.
Kennametal Australia Pty. Ltd.
Kennametal Distribution Services Asia Pte. Ltd.
Kennametal Exports Inc.
Kennametal (Shanghai) Ltd.
Kennametal (Thailand) Co., Ltd.
Kennametal International S.A. (Panama)
Kennametal Japan Ltd.
Kennametal (Malaysia) Sdn. Bhd.
Kennametal de Mexico, S.A. de C.V.
Kennametal Sp. Z.o.o
Kennametal (Singapore) Pte. Ltd.
Kennametal South Africa (Pty.) Ltd.
Kennametal Korea Ltd.
Kennametal Holding (Cayman Islands) Ltd.
Kennametal Hungary Holdings Inc.
Kennametal Hungary Finance Services Kft.
Kennametal Financing I Corp.
Kennametal Holdings Europe Inc.
Carbidie Asia Pacific Pte. Ltd.
Cleveland Twist Drill de Mexico, S.A. de C.V.
Kennametal Extrude Hone Corporation
Hanita Metal Works, Ltd.
Kennametal Sintec Holding GmbH
Kennametal Luxembourg S.a.r.l.
Kennametal Tricon Metals & Services, Inc.
Kennametal Shared Services Private Limited
Kennametal Hardpoint (Taiwan) Inc.
Powdermet, Inc.
ISIS GHH Limited
Consolidated Subsidiaries of Kennametal Luxembourg S.a.r.l.
Kennametal Ltd.
Kennametal Asia (HK) Ltd.
Consolidated Subsidiary of Kennametal Ltd
Camco Cutting Tools Ltd.
Consolidated Subsidiary of Kennametal Holdings Europe Inc.
Kennametal Widia Holdings Inc.
Consolidated Subsidiaries and Affiliated Company of Kennametal Widia Holdings Inc.
Kennametal Europe Holding GmbH
Kennametal Verwaltungs GmbH & Co. Kg (partnership)
ISIS Informatics Limited
Consolidated Affiliated Companies of Kennametal Europe Holding GmbH
Kennametal Europe L.P. (partnership)
Kennametal Europe Holding GmbH, Niederlassung Deutschland
Consolidated Subsidiary of Kennametal Europe L.P.
Kennametal Europe GmbH

Consolidated Subsidiaries of Kennametal Europe GmbH
Kennametal Holding GmbH
OOO Kennametal
Consolidated Subsidiaries of Kennametal Holding GmbH (Germany)
Kennametal Hertel Europe Holding GmbH
Kennametal Widia Beteiligungs GmbH
Consolidated Subsidiaries of Kennametal Hertel Europe Holding GmbH
Kennametal GmbH
Kennametal AMSG GmbH
Kennametal Hungaria Kft.
Kennametal Logistics GmbH
Kennametal Shared Services GmbH
Kennametal Technologies GmbH
Kemmer CIRBO S.r.l. (Italy)
Kennametal Sintec Keramik (U.K.) Ltd.
Kennametal Sintec Keramik GmbH
Kennametal HTM AG
Widia GmbH
Consolidated Subsidiaries and Affiliated Companies of Kennametal GmbH
Kennametal Belgium S.p.r.l.
Kennametal Czech s.r.o.
Kennametal Deutschland GmbH
Kennametal France S.A.S
Kennametal Italia S.p.A.
Kennametal Kesici Takimlar Sanayi ve Ticaret A.S. (Turkey)
Kennametal Nederland B.V.
Kennametal Oesterreich GmbH
Kennametal Produktions GmbH & Co. KG. (partnership)
Kennametal Produktions Services GmbH
Kennametal Real Estate Beteiligungs GmbH
Kennametal U.K. Limited
Kenci SL
Ruebig Real Estate GmbH & Co. KG
Consolidated Affiliated Company of Kennametal Produktions GmbH & Co. KG (partnership)
Kennametal Real Estate GmbH & Co. KG (partnership)
Consolidated Affiliated Company of Kennametal Deutschland GmbH
Kennametal (Deutschland) Real Estate GmbH & Co. KG (partnership)
Consolidated Subsidiary of ISIS Informatics Limited
International Twist Drill Limited
Consolidated Subsidiaries of Kennametal Asia (HK) Ltd.
Kennametal Hardpoint Shanghai Co., Ltd.
Kennametal (China) Co. Ltd.
Kennametal (Xuzhou) Company, Ltd.
Consolidated Subsidiaries and Affiliated Companies of Widia GmbH
Kennametal Widia Real Estate GmbH & Co. KG (partnership)
Kennametal Widia Produktions GmbH & Co. KG (partnership)
Meturit AG
Consolidated Subsidiary of Meturit AG
Kennametal India Ltd.

Consolidated Subsidiaries of Kennametal Holding (Cayman Islands) Ltd.
Kennametal Argentina S.A.
Kennametal do Brasil Ltda.
Kennametal Chile Ltda.
Consolidated Subsidiaries of Kenci SL
Kennametal Manufacturing Spain S.L.
Kenci LDA
Kennametal Manufacturing Barcelona SL
Kenem SL
Consolidated Subsidiary of Kennametal Oesterreich GmbH
Kennametal Polska Sp. Z.o.o.
Consolidated Subsidiaries of Kennametal U.K. Ltd.
Kennametal Logistics U.K. Ltd.
Kennametal Manufacturing U.K. Ltd.
Consolidated Subsidiary of Kennametal France S.A.S.
Kennametal Production France S.A.R.L.
Consolidated Subsidiary of Kennametal Nederland B.V.
Kennametal Engineered Products B.V.
Consolidated Subsidiaries of Kennametal Extrude Hone Corporation
Extrude Hone Korea Co. Ltd.
Kennametal Extrude Hone Ltd.
Kennametal Extrude Hone Limited
Extrude Hone Participacoes Ltda.
Extrude Hone Shanghai, Co. Ltd.
Consolidated Subsidiaries and Affiliated Company of Kennametal Extrude Hone Ltd.
Extrude Hone Holding GmbH
Extrude Hone France S.A.
Extrude Hone KK (Japan)
Extrude Hone Spain (SC)
Kennametal Extrude Hone GmbH & Co. KG (partnership)
Extrude Hone (Ireland) Limited
Consolidated Subsidiaries of Extrude Hone Holding GmbH
Kennametal Extrude Hone GmbH
Kennametal Extrude Hone Czech s.r.o
Consolidated Subsidiary of Extrude Hone Participacoes Ltda.
Extrude Hone do Brasil Sistemas De Acabamentos De Peca Ltda.
Consolidated Subsidiaries of Hanita Metal Works, Ltd.
Hanita Cutting Tools, Inc.
Consolidated Subsidiary of Cleveland Twist Drill de Mexico, S.A. de C.V.
Greenfield Tools de Mexico, S.A. de C.V.
Consolidated Subsidiary of Kennametal Sintec Keramik Asia Ltd.
Sunshine Powder Technology Co., Ltd.
Consolidated Subsidiaries of Kennametal Sintec Holding GmbH
Kennametal Sintec Keramic Shanghai Co., Ltd.
Kennametal Sintec Keramik Asia Ltd.